Exhibit 23.2

[LETTERHEAD OF MCMANUS & CO. P.C. APPEARS HERE]

Consent of Independent Public Accountants

On this fourth day of January 2000, we consent to the inclusion in this S-8 Registration Statement of our report dated February 15, 1999 on our audit of the financial statements of Fleetclean Systems, Inc. We also consent to the reference to our firm under the caption "Experts."

[SIGNATURE OF MCMANUS & CO. P.C. APPEARS HERE]